UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒          Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TheStreet, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

On January 11, 2019, TheStreet, Inc. (“TheStreet,” the “Company,” “we,” “us” or “our”) filed its definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the Special Meeting of Stockholders (the “Special Meeting”) to be held on February 12, 2019, to, among other things, approve the sale of our business-to-business, or B2B, content and products, which includes The Deal and BoardEx (the “B2B Business”), on the terms and subject to the conditions set forth in the Membership Interest Purchase Agreement, dated as of December 6, 2018 (the “Purchase Agreement”), by and between TheStreet and Euromoney Institutional Investor PLC (“Euromoney”) (such acquisition of the B2B Business, the “Sale”).

On January 10, 2019, Jason Sarkis, a purported stockholder of TheStreet, filed a lawsuit in the United States District Court for the Southern District of New York against TheStreet and the members of the Board of Directors of TheStreet, Case No. 1:19-cv-00275. The lawsuit alleges that TheStreet and the members of its Board of Directors violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by failing to include certain information in the Proxy Statement regarding the Sale. TheStreet believes the claims set forth in this lawsuit are without merit.

Although TheStreet believes that the disclosure set forth in the Proxy Statement complies fully with applicable law, in order to moot plaintiff’s disclosure claims, avoid nuisance, possible expense and delay, and provide additional information to our stockholders, TheStreet has determined to voluntarily supplement the Proxy Statement with the supplemental disclosure set forth below (the “Supplemental Disclosure”). Nothing in the Supplemental Disclosure shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosure set forth herein or in the Proxy Statement. To the contrary, TheStreet specifically denies all allegations in the litigation that any additional disclosure was or is required.

The Board of Directors of TheStreet continues to unanimously recommend that you vote “FOR” the proposal to approve the sale of the B2B Business on the terms and subject to the conditions set forth in the Purchase Agreement and “FOR” the other proposals being considered at the Special Meeting.

SUPPLEMENTAL DISCLOSURE TO PROXY STATEMENT

The following information should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Proxy Statement, and all capitalized terms used below, unless otherwise defined, shall have the meanings set forth in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the Supplemental Disclosure. Underlined text shows text being added to a referenced disclosure in the Proxy Statement and a line through text shows text being deleted from a referenced disclosure in the Proxy Statement. The information contained herein speaks only as of February 4, 2019, unless the information indicates that another date applies.

Proposal No. 1: The Sale Proposal—Background of the Sale

The disclosure under the heading “Proposal No. 1: The Sale Proposal—Background of the Sale” is hereby amended and supplemented by adding the underlined disclosure and deleting the lined-out disclosure in the sixth full paragraph on page 23 of the Proxy Statement, as follows:

At the direction of the Strategic Committee, representatives of Moelis undertook an outreach program beginning after the May 17, 2018 Board meeting to potential acquirers of TheStreet as a whole or its underlying business units. During this process, more than 80 parties were contacted to gauge their potential interest. These parties consisted of public and private strategic parties and financial sponsors in the internet, media, information services and software industries. Of those contacted, 21 strategic parties, including Euromoney, and 7 financial sponsors and other buyer types executed and negotiated confidentiality and non-solicitation agreements (“NDAs”) ~~(that, in some instances, included a standstill agreement)~~, undertook due diligence (including being granted access to an electronic due diligence data site containing confidential information about TheStreet), received a confidential information presentation concerning TheStreet and the B2B and B2C Businesses, and received a bid instruction letter requesting that they deliver, by July 16, 2018, formal preliminary, non-binding indications of interest to purchase TheStreet in its entirety or one of its underlying business units.

The disclosure under the heading “Proposal No. 1: The Sale Proposal—Background of the Sale” is hereby supplemented by inserting the following paragraph between the sixth and seventh paragraphs on page 23 of the Proxy Statement:

Twenty-three of the NDAs included a standstill provision (a “standstill”) prohibiting the potential bidder, among other things, from offering to purchase shares of or offering to acquire TheStreet for negotiated time periods ranging from one year or to two years, except when invited by TheStreet to do so in accordance with bid procedures established by TheStreet. The standstill included in three of these NDAs terminated upon public announcement of the Purchase Agreement. Nineteen of the NDAs included a provision stating that a potential bidder was not permitted to ask for a waiver of the standstill, or a “no-ask, no-waiver” provision. The no-ask, no-waiver provision included in two of these NDAs terminated upon public announcement of the Purchase Agreement.

Proposal No. 1: The Sale Proposal—Certain Financial Projections

The disclosure under the heading “Proposal No. 1: The Sale Proposal—Certain Financial Projections” is hereby supplemented by adding the underlined disclosure in the first full paragraph on page 35 of the Proxy Statement, as follows:

The following table provides a summary of the updated B2B Business financial projections for the 2018 fiscal year, which with regard to revenue and Segment EBITDA were included in the September 2018 Update provided to Euromoney and other potential acquirors of the B2B Business, and for fiscal years 2019 through 2022, which were included in the October 2018 Update provided to the Board and Moelis, and also provides a summary of B2B Business financial projections for the 2023 fiscal year that were extrapolated by applying the growth rate and margin percentage assumptions underlying the financial projections included in the October 2018 Update for the 2022 fiscal year:

The disclosure under the heading “Proposal No. 1: The Sale Proposal—Certain Financial Projections” is hereby supplemented by adding the underlined disclosure to the “Updated B2B Business Financial Projections” table on page 35 of the Proxy Statement, as follows:

	2018E	2019E	2020E	2021E	2022E	2023E(9)
	($ in millions)
Revenue:
The Deal	$12.3	$13.2	$14.8	$16.4	$18.2	$20.7
BoardEx	13.5	16.3	20.0	23.6	27.3	31.0
Total revenue(1)(2)	$25.9	$29.5	$34.7	$40.0	$45.5	$51.7
Segment EBITDA:(3)(4)
The Deal	$3.8	$4.0	$5.1	$6.2	$7.5	$8.6
BoardEx	5.0	5.9	7.7	9.8	12.1	13.7
Total Segment EBITDA(2)	$8.8	$9.9	$12.8	$16.0	$19.6	$22.3
Segment EBITDA Margin:(4)(5)
The Deal	30.8%	30.2%	34.6%	38.2%	41.5%	41.5%
BoardEx	37.1%	36.1%	38.4%	41.4%	44.2%	44.5%

EBITDA:(4)(6)(7)
The Deal	$0.4	$0.5	$1.5	$2.6	$3.8	$4.3
BoardEx	1.6	2.3	3.8	5.8	7.8	8.8
Total EBITDA(1)(2)	$2.0	$2.8	$5.3	$8.4	$11.5	$13.2
EBITDA Margin:(4)(7)(8)
The Deal	3.3%	4.1%	10.4%	16.1%	20.8%	20.8%
BoardEx	11.9%	14.0%	18.9%	24.6%	28.4%	28.4%

The disclosure under the heading “Proposal No. 1: The Sale Proposal—Certain Financial Projections” is hereby supplemented by adding the following footnote to the end of the footnotes to the “Updated B2B Business Financial Projections” table on page 35 of the Proxy Statement:

(9)
Financial projections for the 2023 fiscal year were extrapolated by applying the growth rate and margin percentage assumptions underlying the financial projections included in the October 2018 Update for the 2022 fiscal year.

— End of Supplemental Disclosure to Proxy Statement —

Important Additional Information and Where to Find It

On January 11, 2019, TheStreet filed the Proxy Statement with the SEC in connection with, among other things, the Sale to Euromoney of TheStreet’s institutional businesses, including The Deal and BoardEx. INVESTORS AND STOCKHOLDERS OF THESTREET ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THESTREET AND THE PROPOSED SALE. The Proxy Statement, and any other documents filed by TheStreet with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by TheStreet by directing such requests to TheStreet, Inc., 14 Wall Street, 15th Floor, New York, New York 10005, Attention: Investor Relations, Telephone: (212) 321-5000.

Participants in the Solicitation

TheStreet and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from TheStreet’s stockholders in connection with the proposed Sale. Information regarding TheStreet’s directors and executive officers is contained in TheStreet’s proxy statement on Schedule 14A for its 2018 annual meeting of stockholders filed with the SEC on April 16, 2018, as well as the Proxy Statement. Additional information regarding the participants in the solicitation of proxies in respect of the proposed Sale and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the anticipated timing of the Sale, the possibility of obtaining stockholder or other approvals or consents for the Sale and TheStreet’s future prospects. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of TheStreet and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and TheStreet undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements, including, without limitation, risks and uncertainties relating to potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Sale; unexpected costs, charges or expenses relating to or resulting from the Sale; litigation or adverse judgments relating to the Sale; risks relating to the completion of the proposed Sale, including the risk that the required stockholder vote might not be obtained in a timely manner or at all, or other conditions to the completion of the Sale not being satisfied; any changes in general economic or industry-specific conditions; and factors generally affecting the business, operations, and financial condition of TheStreet, including the information contained in the Proxy Statement and in TheStreet’s Annual Report on Form 10-K for the year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC.